Exhibit 99.1
Digi International Announces Officer Departure
(Minneapolis, MN, May 10, 2010) — Digi International® Inc. (NASDAQ: DGII, www.digi.com)
Digi International announces that its Senior Vice President, Chief Financial Officer and Treasurer, Subramanian Krishnan, has resigned effective immediately. Brenda Mueller, Digi’s Corporate Controller, will act as principal financial officer and principal accounting officer while Digi conducts a search for a new Chief Financial Officer.
About Digi International
Digi International is making wireless M2M easy by developing reliable products and solutions to connect and securely manage local or remote electronic devices over the network or via the Web. Digi offers the highest levels of performance, flexibility and quality, and markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs). For more information, visit Digi’s website at www.digi.com, or call 877-912-3444.
Joe Dunsmore
Digi International Inc.
952-912-3444
Email: Joseph.Dunsmore@digi.com
Erika Moran
The Investor Relations Group
212-825-3210
Email: mail@investorrelationsgroup.com
For more information, visit Digi’s Web site at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).